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                      GLOBAL DATATEL, INC. AND SUBSIDIARIES

                                  EXHIBIT 11.2

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                          Six Months Ended                       Year Ended
                                                              June 30,                           December 31,
                                                      2 0 0 0          1 9 9 9           1 9 9 9             1 9 9 8
                                                      -------          -------           -------             -------
Basic earnings:

Net (loss) income                                   $(2,500,223)     $(1,255,688)      $(4,655,752)         $(3,696,457)
                                                    -----------      -----------       -----------          -----------

Shares:
  Weighted common shares outstanding                 23,536,053       22,260,680        22,352,926            6,836,755
                                                    -----------      -----------       -----------          -----------

Net (loss) income per share                         $      (.11)     $      .(06)      $      (.21)         $      (.54)
                                                    ===========      ===========       ===========          ===========

Diluted earnings:

Net loss                                            $(2,500,223)     $(1,255,688)      $(4,655,752)         $(3,696,457)
                                                    -----------      -----------       -----------          -----------

Shares:
  Weighted common shares outstanding                 23,536,053       22,260,680        22,352,926            6,836,755
  Employee stock options                                     --               --                --                   --
  Other stock options                                        --               --                --                   --
  Convertible note                                           --               --                --                   --
                                                    -----------      -----------       -----------          -----------

Total weighted shares outstanding                    23,536,053       22,260,680        22,352,926            6,836,755
                                                    -----------      -----------       -----------          -----------

  Diluted net (loss) income per common share        $      (.11)     $      (.06)      $      (.21)         $      (.54)
                                                    ===========      ===========       ===========          ===========
